EXHIBIT 3.2
                             ETHYL CORPORATION
                                  BY-LAWS


                                ARTICLE I.

                          Meeting of Stockholders

                  Section 1.     Places  of  Meetings.     All
             meetings of the stockholders shall be held at the registered office of the Corporation in the City of Richmond, Virginia, or at such other place, either within or without the State of Virginia, as may, from time to time, be fixed by the Board of Directors.

    3/18/65       Section 2.     Annual Meetings.   The annual
    1/25/68 meeting of the stockholders, for the election of 12/23/80 directors and transaction of such other business
     5/8/87 as may come before the meeting, shall be held in 5/24/90 each year on the fourth Thursday in April, at 11
             o'clock in the forenoon, Richmond, Virginia time, or at such other date and at such other time as the Board of Directors of the Corporation may designate from time to time.

    6/18/64       Section 3.     Special  Meetings.    Special
    4/25/68  meetings  of  stockholders  for  any  purpose  or
    2/28/72 purposes may be called at any time by the 2/28/74 Chairman of the Board, the Vice Chairman of the 9/25/80 Board who is most senior in service with the
    2/19/85  Corporation  or by  a majority  of  the Board  of
      (eff. Directors. At a special meeting no business 1/1/86) shall be transacted and no corporate action
    4/23/92  shall  be taken  other than  that  stated in  the
      (eff.  notice of the meeting.
    3/1/94)

    2/28/86       Section 4.     Notice of  Meetings.   Notice
             of the time and place of every meeting of the stockholders shall be mailed at least ten (10) days and not more than sixty (60) days previous thereto to each stockholder of record entitled to vote at the meeting, who shall have furnished a written address to the Secretary of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present.

                  Section 5.     Quorum.     Any   number   of
             stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

    2/28/86       Section 6.     Voting.   At  any  meeting of
             the stockholders each stockholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not exceeding seventy (70) days prior to the meeting.

                  Section 7.     Voting  List.  The officer or
             agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until the requirements are complied with.

    9/24/87       Section 8.     Stockholder  Proposals.    To
             be properly brought before an annual meeting of stockholders, business must be either (i)
             specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than sixty (60) days in advance of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be
             brought  before   the  annual   meeting  and  the
             reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business,
             (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                  In the event  that a stockholder attempts to
             bring business before an annual meeting without complying with the provisions of this Section 8, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

                  No  business  shall  be   conducted  at  the
             annual meeting except in accordance with the procedures set forth in this Section 8, provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.


                                ARTICLE II.

                                 Directors

                  Section 1.     General    Powers.        The
             property, affairs and business of the 2/28/86 Corporation shall be managed under the direction
             of  the   Board  of  Directors,  and   except  as
             otherwise expressly provided by law or by the Articles of Incorporation, or by these By-Laws, all of the powers of the Corporation shall be vested in such Board.

                  Any  contract to which  the Corporation is a
             party  that is (i) not  in the ordinary course of
             business or  (ii) is  in the  ordinary course  of
             business  and   involves  a  commitment  by   the
             Corporation  of more  than  $100,000  and is  not
             executed  by the  Chairman of  the  Board or  the
      (eff. Vice Chairman of the Board most senior in 3/1/94) service with the Corporation, must be approved by  the  Board  of  Directors  or  the  Executive
             Committee,  or  in  accordance  with  the  policy
             adopted  by   the  Board  of  Directors   or  the
             Executive Committee, prior to delivery.

   10/16/63       Section 2.     Number  of  Directors.    The     9/25/86
    4/16/64  Board  of Directors  shall  be  fourteen (14)  in    12/17/87
    4/19/67  number.                                                2/9/88
    5/18/67                                                        1/26/89
    7/26/67                                                        3/23/89
   12/23/69                                                          (eff.
                                                                  5/25/89)
    3/25/71                                                         (eff.
                                                                  4/25/90)
                                                                  4/24/91
     1/27/72                                                      2/27/92
     3/23/72                                                      2/27/92
     1/28/82                                                         (eff.
     5/13/82                                                      4/23/92)
     5/14/82                                                       2/8/94
     9/23/82                                                         (eff.
     3/24/83                                                       3/1/94)
                                                                   3/3/94
     1/26/84                                                         (eff.
     3/22/84                                                      4/28/94)
       (eff.                                                       2/23/95
    4/26/84)
    12/20/84
       (eff.
     1/1/85)
     3/28/85
       (eff.
    4/25/85)
     2/28/86


                          Section 3.     Election of Directors.

                  (a)  Directors  shall   be  elected  at  the
             annual meeting of stockholders.

                  (b)  Directors  shall  hold   their  offices     2/28/86
             until  their   successors  are   elected.     Any
             director  may  be   removed  from  office   by  a
             majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected.

                  (c)  Any vacancy  occurring in  the Board of
             Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

                  (d)  A majority of the  number of  directors     2/28/86
             fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    6/18/64       Section 4.     Meetings    of     Directors.
    4/25/68 Meetings of the Board of Directors shall be held 12/28/72 at places within or without the State of
    2/28/74 Virginia and at times fixed by resolution of the 9/25/80 Board, or upon call by the Chairman by the Board 4/23/92 or by the Vice Chairman of the Board who is most
      (eff. senior in service with the Corporation, and the 3/1/94) Secretary or officer performing the Secretary's duties shall  give not less than twenty-four (24)
             hours' notice  by letter,  telegraph or telephone
             of all meetings of  the directors, provided  that
             notice  need  not  be given  of  regular meetings
             held at times  and places fixed by  resolution of
             the  Board.   Meetings  may be  held at  any time
             without  notice  if  all  of  the  directors  are
             present, or if those not present  waive notice in
             writing  either  before  or  after  the  meeting.
             Directors  may be  allowed by  resolution  of the
             Board,  a   reasonable  fee   and  expenses   for
             attendance of all meetings.

    9/24/87       Section 5.     Nominations.  Subject  to the
             rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                               ARTICLE III.

                               Committees

                  Section 1.     Executive  Committee.     The
             Board of Directors  shall, by vote of  a majority
    6/18/64 of the number of directors fixed by these By-4/25/68 Laws, designate an Executive Committee which
   12/28/72  shall   consist  of   two   or  more   directors,
    2/28/74 including the Chairman of the Board, any Vice 9/25/80 Chairman of the Board and the President. The
     5/4/83 members of the Executive Committee shall serve 6/27/85 until their successors are designated by the
      (eff. Board of Directors or until removed or until the 3/1/94) Executive Committee is dissolved by the Board of
             Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors.

    1/16/64       Section 2.     General  Powers.    When  the
    2/28/86 Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

    4/25/68       Section 3.     Meetings  of   the  Executive
   12/28/72  Committee.  Meetings of  the Executive  Committee
    2/28/74 shall be held at such places and at such times 9/25/80 fixed by resolution of the Committee, or upon 4/23/92 call by the Chairman of the Executive Committee 1/31/94 or the Chairman of the Board or by the Vice
             Chairman of the Board most senior in service with the Corporation. Not less than twelve (12) hours' notice shall be given by letter, telegraph or telephone of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and that meetings may be held at any time without notice if all of the members of the Committee are present or if those not present waive notice in writing either before or after the meeting. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting.

    3/19/64       Section 4.     Bonus,   Salary   and   Stock
    5/28/64 Option Committee. The Board of Directors, at 11/18/65 its regular annual meeting, shall designate a
    6/22/67  Bonus, Salary  and Stock  Option Committee  which
    1/23/69 shall consist of three or more directors who 7/23/87 shall not be eligible for bonus, stock option or
             stock  appreciation  rights.   In  addition,  the
             Board  at any  time  may  designate one  or  more
             alternate members of such Committee  who shall be
             directors not  eligible for  bonus, stock  option
             or  stock  appreciation  rights who  may  act  in
             place   of   any  absent   regular   member  upon
             invitation by the Chairman or Secretary of the Committee.

                  With respect  to  bonus, the  Bonus,  Salary
             and Stock Option Committee shall have and may exercise the powers to determine the amounts annually available for bonus pursuant to any bonus plan or formula approved by the Board, to determine the various bonus awards and to exercise such further powers with respect to bonus as may from time to time be conferred by the Board of Directors.

                  With respect  to salary,  Bonus, Salary  and
             Stock Option Committee shall have and may exercise the power to fix and determine from time to time all salaries at a rate in excess of $6,900 per month or such higher figure as it may from time to time set as the salary figure for automatic review for bonus consideration, and such further powers with respect to salary as may from time to time be conferred by the Board of Directors.

                  The   Bonus,   Salary   and   Stock   Option
             Committee shall exercise such powers with respect to the retention and fees of consultants and the continuance of employees in the employ of the Company past their normal retirement date as may from time to time be conferred by the Board of Directors.

                  The   Bonus,   Salary   and   Stock   Option
             Committee shall administer the Corporation's Incentive Stock Option Plan (the Plan) and from time to time may grant consistent with the Plan stock options and stock appreciation rights.

    5/28/64       Section 5.     Vacancies   and    Procedure.
             Vacancies in the Bonus and Salary Committee shall be filled by the Board of Directors, and members shall be subject to removal by the Board at any time.

                  The  Bonus and  Salary  Committee shall  fix
             its own rules of procedure. A majority of the number of regular members then serving shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Bonus and Salary Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

   11/26/80       Section 6.     Audit Committee.   The  Board
    3/24/88 of Directors at its regular annual meeting shall designate an Audit Committee which shall consist of three or more directors whose membership on the Committee shall meet the requirements set
             forth  in  the  rules  of  the   New  York  Stock
             Exchange as amended from time to time. Vacancies in the Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the committee, and members shall be subject to removal by the Board at any time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Committee shall meet at least twice a year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year. The Committee shall also oversee the activities of the Corporation's internal audit program.

   11/26/80       Section 7.     Nominating  Committee.    The
    4/23/92 Board of Directors shall designate a Nominating Committee which shall consist of three or more
             directors.       The    Committee    shall   make
             recommendations to the Board regarding nominees for election as directors by the stockholders at each Annual Stockholders' Meeting and make such other recommendations regarding tenure, classification and compensation of directors as the Committee may deem advisable from time to time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.

                  Section 8.     Other  Committees  of  Board.
             The Board of Directors, by resolution duly adopted, may establish such other committees of the Board having limited authority in the management of the affairs of the Corporation as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

    4/23/92       Section 9.     Ex-Officio   Members.      An
             officer designated as an ex officio member of a Committee shall be entitled to attend meetings, but shall not have the power to vote unless such officer is specifically designated as a voting member of such Committee.

    1/16/64       Section 10.    Management  Committees.   The
    4/25/68 chief executive officer of the Corporation from 1/22/70 time to time may delegate to the Executive 4/23/92 Committee or any other committee of the Board of
             Directors,  or  to  such  committees  as  he  may
             establish for the purpose, such of his management functions as chief executive officer as he may deem advisable in the best interest of the Corporation. The members, terms, authority and procedures of such committees in exercising management functions shall be as designated by the chief executive officer.

                  When  exercising  management   functions  so
             delegated, reports as to action taken by such committees need not be submitted to the Board except where the chief executive officer deems it advisable as a matter of general information.

    1/16/64       Section 11.    Advisory  Committee to  Chief
    4/25/68 Executive Officer. The Chief Executive Officer 1/22/70 may establish such advisory committees as he may 4/23/92 deem advisable to assist him in the
      (eff. administration and management of the business of 3/1/94) the Corporation; such committees shall consist of  officers,  employees  or  consultants  to  be
             appointed by  the  Chief  Executive  Officer  who
             shall  serve   for  such  terms  and   have  such
             authority  as  may  be  designated  by  the Chief
             Executive Officer.


                                ARTICLE IV.

                                 Officers

                  Section 1.1    Election.   The  officers  of
             the Corporation  shall consist  of a Chairman  of
    6/18/64 the Board, a President, one or more Vice 7/26/67 Chairmen of the Board, a Chairman of the 4/25/68 Executive Committee, one or more Vice Presidents 1/22/70 (any one or more of whom may be designated as
   12/28/72  Executive   Vice   Presidents   or   Senior  Vice
    2/28/74  Presidents), a  Secretary  and a  Treasurer.   In
    9/25/80  addition, such  other  officers as  are  provided
      (eff. for in Section 3 of this Article may from time 3/1/94) to time be elected by the Board of Directors.
             All officers  shall hold  office  until the  next
             annual  meeting  of  the Board  of  Directors  or
             until  their   successors  are   elected.     The
             Chairman of  the Board,  the President,  any Vice
             Chairman of  the Board  and the  Chairman of  the
             Executive Committee  shall be  chosen from  among
             the directors.  Any two officers  may be combined
             in the same person as the Board  of Directors may
             determine,   except   that   the   President  and
             Secretary may not be the same person.

    2/28/74       Section 2.     Removal     of      Officers;
    9/25/80 Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of directors fixed by these By-Laws. Vacancies may be filled at any meeting of the Board of Directors.

    6/18/64       Section 3.     Other   Officers.       Other
    7/26/67 officers may from time to time be elected by the 2/28/74 Board, including one or more Assistant 9/25/80 Secretaries and Assistant Treasurers, and one or
             more  Divisional Presidents  and Divisional  Vice
             Presidents  (any  one  or more  of  whom  may  be
             designated   as    Divisional   Executive    Vice
             Presidents    or    Divisional     Senior    Vice
             Presidents).

    2/28/74       Section 4.     Duties.   The officers of the
    9/25/80 Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

    6/18/64       Section 5.     Duties  of  the  Chairman  of
    4/25/68 the Board. The Chairman of the Board shall be 1/22/70 the chief executive officer of the Corporation
   12/28/72  and  shall  serve  as Chairman  of  the Executive
    2/28/74 Committee with the power to vote and, except as 9/25/80 otherwise provided in these By-Laws or the 4/23/92 resolutions establishing such committees, he
      (eff.  shall  be  ex  officio  a  member  of  all  other
    3/1/94)  committees of  the Board.   He  shall preside  at
             all meetings  of the stockholders,  the Board  of
             Directors and  the Executive  Committee.   In the
             incapacity  or  absence  of  the  President,  the
             Chairman of the  Board shall  perform the  duties
             and have the authority of the President.   He may
             appoint  advisory  committees   as  provided   in
             Section  8  of  Article III.    He  may  sign and
             execute  in the  name of  the  Corporation deeds,
             mortgages,    bonds,    contracts,    or    other
             instruments, except  in cases  where the  signing
             and  the  execution  thereof  shall be  expressly
             delegated by the  Board of Directors or  by these
             By-Laws to  some other  officer or  agent of  the
             Corporation  or   shall   be  required   by   law
             otherwise  to   be  signed  or   executed.     In
             addition, he shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as from time to time may be assigned to him by the Board of Directors.

      (eff.       Section 6.     Duties of  any Vice  Chairman
    3/1/94) of the Board. Each Vice Chairman of the Board shall perform the duties incident to the office of the Vice Chairman of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board. The Vice Chairman of the Board who is most senior in service with the Corporation shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board. Any Vice Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

    6/18/64       Section 7.     Duties   of   the  President.
    4/25/68 The President shall be the chief operating 1/22/70 officer and chief administrative officer of the
   12/28/72  Corporation,   shall  be   responsible   for  the
    2/28/74  execution  of  the  policies  of  the   Board  of
    9/25/80 Directors and shall have general direction and 4/23/92 supervision over the business of the Corporation
      (eff.  and  its   several  officers,   subject  to   the
    3/1/94)  Chairman   of  the   Board   and  the   Board  of
             Directors.   He shall  serve as a  member of  the
             Executive Committee with  the power to  vote, and
             except as otherwise provided in these  By-Laws or
             the resolutions  establishing such committees, he
             shall  be  ex  officio  a  member  of  all  other
             committees of the Board.  The  President may sign
             and  execute  in  the  name  of  the  Corporation
             deeds,  mortgages,   bonds,  contracts  or  other
             instruments, except  in cases  where the  signing
             and the  execution  thereof  shall  be  expressly
             delegated by the  Board of Directors or  by these
             By-Laws to  some other  officer or  agent of  the
             Corporation   or   shall  be   required   by  law
             otherwise  to  be   signed  or   executed.     In
             addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

    4/23/92       Section 8.     Duties     of    the     Vice
             President. Each Vice President of the Corporation (including any Executive Vice President and Senior Vice President) shall have powers and duties as pertain to the office of the Vice President and as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President and the Chairman of the Board. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

    4/25/68       Section 9.     Duties   of  the   Treasurer.
   12/28/72  The  Treasurer shall have  charge and  custody of
    2/28/74 and be responsible for all funds and securities 9/25/80 of the Corporation and shall cause all such 7/26/90 funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President, a Vice Chairman of the Board or the Chairman of the Executive Committee.

    7/26/90       Section 10.    Duties  of   the  Controller.
             The Controller shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit at the office of the Corporation his accounts and records to any of the directors of the Corporation at any time upon request; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law.

    4/25/68       Section 11.    Duties   of   the  Secretary.
   12/28/72  The  Secretary  shall act  as  secretary  of  all
    2/28/74  meetings  of   the   Board  of   Directors,   the
    9/25/80  Executive Committee and other  Committees of  the
             Board, and  the stockholders of the  Corporation,
             and shall keep the minutes thereof  in the proper
             book or  books to be  provided for that  purpose.
             He  shall see  that all  notices  required to  be
             given  by  the Corporation  are  duly  given  and
             served; shall  have custody  of the  seal of  the
             Corporation and shall affix the seal  or cause it
             to be  affixed to all  certificates for stock  of
             the  Corporation   and  to   all  documents   the
             execution of  which on behalf of  the Corporation
             under its corporate  seal is  duly authorized  in
             accordance with  the provisions of these By-Laws;
             shall  have   custody  of   all  deeds,   leases,
             contracts   and    other   important    corporate
             documents;  shall   have  charge  of  the  books,
             records and  papers of  the Corporation  relating
             to  its   organization   and  management   as   a
             Corporation;  shall   see   that   the   reports,
             statements and  other documents  required by  law
             (except  tax  returns)  are  properly filed;  and
             shall,  in  general,  perform   all  the   duties
             incident  to  the office  of  Secretary  and such
             other  duties  as  from  time  to   time  may  be
             assigned to him by the Board of Directors, the Chairman of the Board, the President, a Vice
             Chairman of the Board or the Chairman of the Executive Committee.

    7/26/67       Section 12.    Duties     of      Divisional
    9/25/80 Officers. Divisional Presidents and Divisional Vice Presidents shall be deemed to be officers of the Corporation whose duties and authority shall relate only to the Division by which they are employed, and they may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments authorized by the Board that relate only to the business and properties of such Division. Other divisional officers may be designated from time to time by the Board of Directors and shall serve at the pleasure of the Board and have such duties as may be assigned by the Board. Such officers shall be officers of the respective divisions but shall not be deemed to be officers of the Corporation.

    7/26/67       Section 13.    Other  Duties  of   Officers.
    4/25/68 Any officer of the Corporation shall have, in 12/28/72 addition to the duties prescribed herein or by
    2/28/74 law, such other duties as from time to time 9/25/80 shall be prescribed by the Board of Directors, the Chairman of the Board, the President, a Vice Chairman of the Board or the Chairman of the Executive Committee.


                                ARTICLE V.

                               Capital Stock

                  Section 1.     Certificates.  The  shares of
             capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

                  Section 2.     Lost,      Destroyed      and
             Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

                  Section 3.     Transfer  of   Stock.     The
             stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

    2/28/86       Section 4.     Fixing Record  Date.  For the
             purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section such determination shall apply to any adjournment thereof.



                                ARTICLE VI.

                         Miscellaneous Provisions

                  Section 1.     Seal.     The  seal   of  the
             Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center of the words "Incorporated - February 15, 1887" and between two concentric circles around the margin the words "Ethyl Corporation - A Virginia Corporation".

    7/18/63       Section 2.     Fiscal  Year.     The  fiscal
             year of the Corporation shall end on December 31st in each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee.

                  Section 3.     Books  and   Records.     The
             Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series of the shares being held.

                  Any   person   who   shall   have   been   a
             stockholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five per cent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books and records of account, minutes and records of stockholders and to make extracts therefrom. Upon the written request of any stockholder, the Corporation shall mail to such stockholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

                  The Board  of  Directors shall,  subject  to
             provisions of the foregoing paragraph of this section, to the provisions of Section 7 of
             Article I and to the laws of the State of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the stockholders.

                     Section 4.     Checks,  Notes   and  Drafts.
             Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as  the Board of Directors  from time to time may
             authorize.    When  the  Board  of  Directors  so
             authorizes, however, the signature of any such person may be a facsimile.

                  Section 5.     Amendment of By-Laws.   These
             By-Laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of directors fixed by these By-Laws. The stockholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any By-Laws and to enact By-Laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.


    1/16/64       Section 6.     Voting    of   Stock    Held.
    4/25/68 Unless otherwise provided by resolution of the 12/28/72 Board of Directors or of the Executive
    2/28/74 Committee, the Chairman of the Board, and Vice 9/25/80 Chairman of the Board or the President shall 4/23/92 from time to time appoint an attorney or
    1/31/94  attorneys   or   agent   or   agents   of    this
      (eff.  Corporation, in  the name and  on behalf of  this
    3/1/94)  Corporation,  to   cast  the   vote  which   this
             Corporation  may  be   entitled  to  cast  as   a
             stockholder   or    otherwise   in    any   other
             corporation,  any of  whose  stock or  securities
             may be held  by this Corporation, at  meetings of
             the holders of  the stock or other  securities of
             such other corporation, or to  consent in writing
             to any action  by any of such  other corporation,
             and  shall  instruct  the person  or  persons  so
             appointed as to the manner of  casting such votes
             or giving such  consent and may execute  or cause
             to be executed on behalf of  this Corporation and
             under  its  corporate  seal  or  otherwise,  such
             written   proxies,  consents,  waivers  or  other
             instruments as may be necessary or  proper in the
             premises;  or, in  lieu of  such appointment, the
             Chairman of  the Board  or the  Vice Chairman  of
             the Board who is  most senior in service with the
             Corporation may attend in person  any meetings of
             the holders of  stock or other securities  of any
             such  other   corporation  and   there  vote   or
             exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

    9/24/87       Section 7.     Restriction on Transfer.   To
    5/26/88  the  extent  that  any  provision of  the  Rights
             Agreement between the Corporation and Sovran Bank, N.A., as Rights Agent, dated September 24, 1987, is deemed to constitute a restriction on the transfer of any securities of the corporation, including without limitation, the Rights, as defined therein, such restriction is hereby authorized by the By-Laws of the corporation.

    2/14/89       Section 8.     Control  Share   Acquisitions
             Statute. Article 14.1 of the Virginia Stock Corporation Act ("Control Share Acquisitions") shall not apply to acquisitions of shares of this Corporation.